Exhibit 3.156

BYLAWS

OF

GYNECOLOGIC ONCOLOGY ASSOCIATES, P.A.

a/k/a GYNECOLOGIC ONCOLOGY ASSOCIATES, INC.

A Florida Corporation

ARTICLE 1 - SHAREHOLDERS

1.1 Annual Meeting. A meeting of Shareholders shall be held each year for the election of Directors and for the transaction of any other business that may come before the meeting. The time and place of the meeting shall be designated by the Board of Directors.

1.2 Special Meeting. Special meetings of the Shareholders, for any purpose or purposes, shall be held when directed by the Board of Directors, the Chairman of the Board, or the President or at the request of the holders of not less than one tenth of all outstanding shares of the Corporation entitled to vote at the meeting.

1.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the Shareholders. If no designation is made, the place of meeting shall be the principal office of the Corporation.

1.4 Action Without a Meeting. Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote on it having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving Shareholders having the requisite number of votes of each voting group entitled to vote, and delivered to the Corporation at its principal office in Florida or its principal place of business, or to the corporate Secretary or another office or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. No written consent shall be effective to take corporate action unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the Corporation.

Any written consent may be revoked before the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office or its principal place of business, or received by the corporate Secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded.

Within ten days after obtaining authorization by written consent, notice must be given to those Shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters’ rights are provided under the Articles of Incorporation or by law, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.

A consent signed as required by this section has the effect of a meeting vote and may be described as such in any document.

Whenever action is taken as provided in this section, the written consent of the Shareholders consenting or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of Shareholders.

1.5 Notice of Meeting. Except as provided in F.S. Chapter 607, the Florida Business Corporation Act, written or printed notice stating the place, day, and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by first-class mail, by, or at the direction of, the President or the Secretary, or the officer or other persons calling the meeting, to each Shareholder of record entitled to vote at the meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be effected by a class of United States mail other than first-class. If mailed, the notice shall be effective when mailed, if mailed postage prepaid and correctly addressed to the Shareholder’s address shown in the current record of Shareholders of the Corporation. Oral notice of meeting shall be permitted where reasonable under the circumstances, and may be communicated in person or by telephone. Notice may also be provided by telegram, teletype or other form of electronic communication, and shall be deemed to be delivered when delivered to the telegraph or teletype company.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each Shareholder of record on the new record date entitled to vote at such meeting.

1.6 Waiver of Notice of Meeting. Whenever any notice is required to be given to any Shareholder, a waiver in writing signed by the person or persons entitled to such notice, whether signed before, during, or after the time of the meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of the meeting, unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented.

1.7 Fixing of Record Date. In order that the Corporation may determine the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, the Board of Directors may fix, in advance, a record date, not more than 70 days before the date of the meeting or any other action. A determination of Shareholders of record entitled to notice of, or to vote at, a meeting of Shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

If no prior action is required by the board, the record date for determining Shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation under Section 1.4 of this Article.

1.8 Voting Record. After fixing a record date for a meeting of Shareholders, the Corporation shall prepare an alphabetical list of the names of all its Shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class, and series, if any, of shares held by, each Shareholder. The Shareholders’ list must be available for inspection by any Shareholder for a period of ten days before the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. Any Shareholder of the Corporation or the Shareholder’s agent or attorney is entitled on written demand to inspect the Shareholders’ list (subject to the requirements of F.S. 607.1602(3)) during regular business hours and at the Shareholder’s expense, during the period it is available for inspection.

The Corporation shall make the Shareholders’ list available at the meeting of Shareholders, and any Shareholder or the Shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

1.9 Voting Per Share. Except as otherwise provided in the Articles of Incorporation or by F.S. 607.0721, each Shareholder is entitled to one vote for each outstanding share held by him or her on each matter voted at a Shareholders’ meeting.

1.10 Voting of Shares. A Shareholder may vote at any meeting of Shareholders of the Corporation, either in person or by proxy.

Shares standing the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the Corporate Shareholder or, in the absence of any applicable bylaw, by a person or persons designated by the Board of Directors of the Corporate Shareholder. In the absence of any such designation or, in case of conflicting designation by the Corporate Shareholder, the Chairman of the Board, the President, any Vice President, the Secretary, and the Treasurer of the Corporate Shareholder, in that order, shall be presumed to be fully authorized to vote the shares.

Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trust may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer into his or her name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds it; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

1.11 Proxies. Any Shareholder of the Corporation, other person entitled to vote on behalf of a Shareholder pursuant to F.S. 607.0721, or attorney-in-fact for such person, may vote the Shareholder’s shares in person or by proxy. Any Shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by each person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the Shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

1.12 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders, but in no event shall a quorum consist of less than one third of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from to time to time without further notice. After a quorum has been established at any Shareholders’ meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

1.13 Manner of Action. If a quorum is present, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or by law.

1.14 Voting for Directors. Unless otherwise provided in the Articles of Incorporation, Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

1.15 Inspectors of Election. Before each Shareholders’ meeting, the Board of Directors or President shall appoint one or more Inspectors of Election. Upon appointment, each inspector shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and to the best of his or her ability. Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting, and whether a quorum is present. The inspectors shall receive votes and ballots and determine all challenges and questions as to the right to vote. The inspectors shall count and tabulate all votes and ballots and determine the result. Inspectors shall perform other duties as are proper to conduct elections of Directors and votes on other matters with fairness to all Shareholders. Inspectors shall make a certificate of the results of elections of Directors and votes on other matters. No inspector shall be a candidate for election as a Director of the Corporation.

ARTICLE 2 - BOARD OF DIRECTORS

2.1 General Powers. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

2.2 Number, Terms, Classification, and Qualification. The Board of Directors of the Corporation shall consist of at least one person. The number of Directors may at any time and from time to time be increased or decreased by action of either the Shareholders or the Board of Directors, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. A Director must be a natural person of at least 18 years of age, but need not be a citizen of the United States of America, a resident of the State of Florida, nor a Shareholder of the Corporation. Each Director shall hold office until a successor has been elected and qualified or until an earlier resignation, removal from office or death.

2.3 Regular Meetings. An annual regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the Shareholders and at such other times and place as may be determined by the Board of Directors. The board may, at any time and from time to time, provide by resolution the time and place, either within or without the State of Florida, for the holding of the annual regular meeting or additional regular meeting of the board without other notice than the resolution.

2.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any two Directors.

The person or persons authorized to call special meetings of the board may designate any place, either within or without the State of Florida, as the place for holding any special meeting of the board called by them. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

Notice of any special meeting of the board may be given by any reasonable means, oral or written, and at any reasonable time before the meeting. The reasonableness of notice given in connection with any special meeting of the board shall be determined in light of all pertinent circumstances. It shall be presumed that notice of any special meeting given at least two days before the meeting either orally (by telephone or in person), or by written notice delivered personally or mailed to each Director at his or her business or residence address, is reasonable. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose or purposes of, any special meeting need be specified in the notice or in any written waiver of notice of the meeting.

2.5 Waiver of Notice of Meeting. Notice of a meeting of the Board of Directors need not be given to any Director who signs a written waiver of notice before, during, or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

2.6 Quorum. A majority of the number of Directors fixed by, or in the manner provided in, those bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining Directors until the vacancy has been filled.

2.7 Manner of Action. The act of a majority of the Directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

2.8 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

2.9 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee of it may be taken without a meeting if a consent in writing, stating the action so taken, is signed by all the Directors. Action taken under this section is effective when the last Director signs the consent, unless the consent specifies a different effective date. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

2.10 Meetings by Means of Conference Telephone Call or Similar Electronic Equipment. Members of the Board of Directors may participate in a meeting of the board by means of a conference telephone call or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

2.11 Resignation. Any Director may resign at any time by giving written notice to the Corporation, the Board of Directors, or its Chairman. The resignation of any Director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the board may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

2.12 Removal. Any Director, or the entire Board of Directors, may be removed at any time, with or without cause, by action of the Shareholders, unless the Articles of Incorporation provide that Directors may be removed only for cause. If a Director was elected by a voting group of Shareholders, only the Shareholders of that voting group may participate in the vote to remove that Director. The notice of the meeting at which a vote is taken to remove a Director must state that the purpose or one of the purposes of the meeting is the removal of the Director or Directors.

2.13 Vacancies. Any vacancy in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the Shareholders.

2.14 Compensation. Each Director may be paid the expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

2.15 Director Conflicts of Interest. No contact or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Directors and Directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested Director or Directors; or

(b) The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by a majority vote or written consent; except that shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in this Paragraph 2.15 may not be counted as a vote of Shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under this subparagraph (b).

(c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, committee or the Shareholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE 3 - COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by F.S. 607.0825(1).

Each committee must have two or more members who serve at the pleasure of the board. The Board of Directors, by resolution adopted in accordance with this article, may designate one or more Directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of the committee.

ARTICLE 4 - OFFICERS

4.1 Officers. The officers of the Corporation shall be a President, a Vice President, a Secretary, a Treasurer and any other officers and assistant officers as may be deemed necessary, and as shall be approved, by the Board of Directors. Any two or more offices may be held by the same person.

4.2 Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the board held after the Shareholders’ annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

4.3 Resignation. Any officer of the Corporation may resign from his or her respective office or position by delivering notice to the Corporation. The resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date.

4.4 Removal. Any officer of the Corporation may be removed from his or her respective office or position at any time, with or without cause, by the Board of Directors.

4.5 President. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, generally supervise and control all of the business and affairs of the Corporation, and preside at all meetings of the Shareholders, the Board of Directors, and all committees of the Board of Directors on which he or she may serve. In addition, the President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, and as are incident to the offices of President and Chief Executive Officer.

4.6 Vice Presidents. Each Vice President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors.

4.7 Secretary. The Secretary shall keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and of the sale of the Corporation; and keep a register of the post office address of each Shareholder of the Corporation. In addition, the Secretary shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors and as are incident to the office of Secretary.

4.8 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever; and deposit all such money in the name of the Corporation in such banks, trust companies or other depositories as shall be used by the Corporation. In addition, the Treasurer shall possess, and may exercise such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors and as are incident to the office of Treasurer.

4.9 Other Officers, Employees and Agents. Each and every other officer, employee, and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the board to exercise supervisory authority.

4.10 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE 5 - CERTIFICATES OF STOCK

5.1 Certificates for Shares. The Board of Directors shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate that has been signed by an officer or officers who later ceases to be such officer shall be valid.

5.2 Transfer of Shares; Ownership of Shares. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares. Except as provided by F.S. 607.0721, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

5.3 Lost Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the lost, destroyed, or wrongfully taken certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE 6 - ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of Shareholders of, or with respect to any action of Shareholders of, any other Corporation in which this Corporation may hold securities and to otherwise exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in other Corporations.

ARTICLE 7 - AMENDMENTS

These bylaws may be altered, amended, or repealed, and new bylaws may be adopted, by action of the Board of Directors, subject to the limitations of F.S. 607.1020(1). The Shareholders of the Corporation may alter, amend, or repeal these bylaws or adopt new bylaws even though these bylaws may also be amended or repealed by the Board of Directors.

ARTICLE 8 - CORPORATE SEAL

The Board of Directors shall provide for a corporate seal which shall be circular and shall have the name of the Corporation, the year of its incorporation, and the state of incorporation inscribed on it.

ARTICLE 9 - INDEMNIFICATION

9.1 Primary Indemnification. The Corporation shall indemnify to the fullest extent permitted by law, and shall advance expenses therefor, to any executive who was or is a party to a proceeding against any liability incurred in such proceeding, including any appeal thereof, unless a court of competent jurisdiction establishes by judgment or other final adjudication that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the executive had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the executive derived an improper personal benefit; (c) in a case of a Director, a circumstance under which the liability provisions of Section 607.0834, Florida Statutes, or any successor provision, are applicable; or (d) willful misconduct or conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a Shareholder. Notwithstanding the failure to satisfy conditions (a) through (d) of this Paragraph, the Corporation shall indemnify an executive pursuant to Paragraphs 9.3 or 9.4 hereof unless a determination is reasonably and promptly made pursuant to Paragraph 9.2 hereof that the executive did not meet the applicable standard of conduct wet forth in Paragraphs 9.3 or 9.4 hereof.

9.2 Determination of Right of Indemnification in Certain Cases. Any indemnification under Paragraphs 9.3 or 9.4 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made that the executive did not meet the applicable standard of conduct set forth in Paragraphs 9.3 or 9.4 hereof. Such determination shall be made by: (a) the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to the proceeding; (c) by independent counsel (i) selected by the Board of Directors prescribed in Subparagraph (a) or the committee prescribed in Subparagraph (b), or (ii) if a quorum of the Directors cannot be obtained under Subparagraph (a) and the committee cannot be designated under Subparagraph (b), selected by majority vote of the full Board of Directors (in which Directors who are parties may participate); or (d) by the Shareholders by a majority vote of a quorum consisting of Shareholders who are not parties to such proceeding or, if no such quorum is attainable, by a majority vote of the Shareholders who were not parties to such proceeding. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. If the determination of the permissibility of indemnification is made by independent legal counsel as set forth in Subparagraph (c) above, the other persons specified in this Paragraph 9.2 shall evaluate the reasonableness of expenses.

9.3 Proceeding Other Than By Or In The Right Of The Corporation. The Corporation shall indemnify any executive who was or in a party to any proceeding (other than an action by, or in the right of, the Corporation) against liability in connection with such proceeding, including any appeal thereof, is he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

9.4 Proceeding By Or In The Right Of The Corporation. The Corporation shall indemnify any executive who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Paragraph 9.4 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

9.5 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Section, to the extent that an executive is successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admissions of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such executive against all expenses incurred in connection with such defense.

9.6 Advancement of Expenses. Notwithstanding anything in the Corporation’s Articles of Incorporation, these bylaws or any agreement to the contrary, if so requested by an executive, the Corporation shall advance (within two business day of such request) any and all expenses relating to a proceeding (an “expense advance”), upon the receipt of a written undertaking by or on behalf of such person to repay such expense advance if a judgment or other final adjudication adverse to such person (as to which all rights of appeal have been exhausted or lapsed) establishes that he, with respect to such proceeding, is not eligible for indemnification under the provisions of this Section. Expenses incurred by other employees or agents of the Corporation may be paid in advance upon such terms and conditions as the Board of Directors deems appropriate.

9.7 Right of Executive to Indemnification Upon Applicable; Procedures Upon Application. Any indemnification under Paragraphs 9.1, 9.3, 9.4 and 9.5 hereof, or advancement of expenses under Paragraph 9.6 hereof, shall be made promptly upon the written request of the executive, unless, with respect to the applications under Paragraph 9.3 or 9.4, a determination is reasonably and promptly made under Paragraph 9.2 that such executive did not meet the applicable standard of conduct set forth in Paragraph 9.3 or 9.4. The right to indemnification or advances as granted by this Section shall be enforceable by the executive in any court of competent jurisdiction, if the claim is improperly denied, in whole or in part, or if no disposition of such claim is made promptly. The executive’s expenses incurred in connection with successfully establishing his right to indemnification or advancement of expenses, in whole or in part, under Paragraphs 9.1, 9.3, 9.4, 9.5 or 9.6 hereof, shall also be indemnified by the Corporation.

9.8 Court Ordered Indemnification. Notwithstanding the failure of the Corporation to provide indemnification due to a failure to satisfy the conditions of Paragraph 9.1, and despite any contrary determination by the Corporation in the specific case under Paragraphs 9.3 or 9.4, an executive of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of expenses, including expenses incurred in seeking court ordered indemnification or advancement of expenses, if the court determines that:

(a) The executive is entitled to indemnification or advancement of expenses, or both, under Paragraph 9.1, 9.3, 9.4 or 9.6; or

(b) The executive is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standards of conduct set forth in Paragraph 9.1, 9.3 or 9.4

9.9 Partial Indemnity, Etc. If an executive is entitled under any provision of this bylaw to indemnification by the Corporation for some or a portion of the expenses, judgments, fines, penalties, excise taxes and amounts paid or to be paid in settlement of a proceeding, but not, however, for all of the total amount therefor, the Corporation shall nevertheless indemnify such person for the portion thereof to which he is entitled. Moreover, notwithstanding any other provisions of this bylaw, to the extent that such person has been successful on the merits of otherwise in defense of any or all proceedings or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, such person shall be indemnified against any and all expenses, judgments, fines, penalties, excise taxes and amounts paid or to be paid in settlement of such proceeding. In connection with any determination by the Board of Directors or arbitration that an executive is not entitled to be indemnified hereunder, the burden shall be on the Corporation to establish that he is not so entitled.

9.10 Other Rights and Remedies. Indemnification and advancement of expenses provided by this Section: (a) shall not be deemed exclusive of any other rights to which an executive seeking indemnification may be entitled under any statute, bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office; (b) shall continue as to a person who has ceased to be an executive; and (c) shall inure to the benefit of the heirs, executors and administrators of such a person. It is the intent of this bylaw to provide the maximum indemnification possible under applicable law. To the extent applicable law or the Articles of

Incorporation of the Corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided for in this bylaw, the executive shall enjoy by this bylaw the greater benefits so afforded by such law or provision of the Articles of Incorporation, and this bylaw and the exceptions to indemnification set forth in Paragraph 9.1, to the extent applicable, shall be deemed amended without any further action by the Corporation to grant such greater benefits. All rights to indemnification under this Section shall be deemed to be provided by a contract between the Corporation and the executive who serves in such capacity at any time while these bylaws and other relevant provisions of the Florida Business Corporation Act and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

9.11 Insurance. By resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an executive against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against each liability under this Section.

9.12 Certain Reduction in Indemnity. The Corporation’s indemnification of any executive shall be reduced by any amounts which such person may collect as indemnification: (a) under any policy of insurance purchased and maintained on his behalf by the Corporation, or (b) from any other corporation, partnership, joint venture, trust or other enterprise for whom the executive has served at the request of the Corporation.

9.13 Notification to Shareholders. If any expenses or other amounts are paid by way of indemnification other than by court order or action by the Shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the Shareholders of written notice of the next annual meeting of Shareholders, unless such meeting is held within 3 months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each Shareholder of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

9.14 Constituent Corporations. For the purposes of this Section, references to the “Corporation” shall include, in addition to any resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any executive of such a constituent corporation shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if its separate existence had continued.

9.15 Savings Clause. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each executive as to liability with respect to any proceeding, whether internal or external, including a grand jury proceeding or an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, or by any applicable provision of Florida law.

9.16 Effective Date. The provisions of this Section shall be applicable to all proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.

9.17 Certain Definitions. For the purposes of this Section, certain terms and phrases used herein shall have the meanings set forth below:

(a) The term “enterprise” shall include, but not be limited to, any employee benefit plan.

(b) An “executive” shall mean any person, including a volunteer, who is or was a Director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(c) The term “expenses” shall include, but not be limited to, all costs and expenses (including attorneys’ fees and paralegal expenses) paid or incurred by an executive, in, for or related to a proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in a proceeding, including such costs and expenses incurred on appeal. Such attorneys’ fees shall include, but not be limited to, (a) attorneys’ fees incurred by an executive in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to a proceeding; (b) attorneys’ fees incurred in order to interpret, analyze or evaluate that person’s rights and remedies in a proceeding or under any contracts or obligations which are the subject of such proceeding; and (c) attorneys’ fees to negotiate with counsel with any claimants, regardless of whether formal legal action is taken against him.

(d) The term “liability” shall include, but not be limited to, the obligation to pay a judgment, settlement, penalty or fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding.

(e) The term “proceeding” shall include, but not be limited to, any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including, but not limited to, an action by or in the right of any corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, whether predicated on foreign, federal, state or local law, to which an executive is a party by reason of the fact that he is or was or has agreed to become a Director, officer, employee or agent of the Corporation or is now or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(f) The phrase “serving at the request of the Corporation” shall include, but not be limited to, any service as a Director, officer, employee or agent of the Corporation that imposes duties on such person, including duties related to an employee benefit plan and its participants or beneficiaries.

(g) The phrase “not opposed to the best interests of the Corporation” describes the actions of a person who acts in good faith and in a manner which he reasonably believes to be in the best interests of the Corporation or the participants and beneficiaries of an employee benefit plan.

Amendment to Bylaws

Effective July 17, 2014

The following amendment to the Bylaws was duly adopted pursuant to an action taken by the sole stockholder of the Company:

“Notwithstanding any Bylaw provision to the contrary, there shall be no Florida residency requirement to serve on the Board of Directors.”